Exhibit 99.1

HeartCore Reports Third Quarter 2022 Financial Results

NEW YORK, NY and TOKYO, JAPAN – November 14, 2022 – HeartCore Enterprises, Inc. (“HeartCore” or “the Company”), a leading software development company, today reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 and Recent Operational Highlights

●	Grew total number of global enterprise customers to 889 as of September 30, 2022.

●	HeartCore’s Content Management System (“CMS”) led Japan in CMS market share for the seventh straight year according to ITR Corporation, an independent IT consulting and research firm.

●	Signed fourth Go IPO consulting service agreement within a six-month period by engaging Metros Development.

●	Entered into a licensing agreement with Transcosmos Digital Technology Inc. to license its advanced process mining tool, Apromore.

●	Hosted HeartCoreDAY2022, a special event focused on solutions that promote digital transformation through two business lines within HeartCore’s CMS product offering, which help businesses create, manage, and modify web content and Digital Transformation.

●	Executed a deal with GMO MAKESHOP Co. Ltd., to offer its CMS and help augment GMO MAKESHOP’s digital transformation efforts prior to the launch of its Cloud E-Commerce Plan.

●	Signed a definitive agreement to acquire a 51% majority stake in privately held Sigmaways, Inc. (“Sigmaways”), a software engineering service provider delivering IT solutions.

Management Commentary

“Even with a softer financial quarter, we are very encouraged by the qualitative progress that is being made across each front of our business, as the advancements being made today are setting us up for success going forward,” said CEO Sumitaka Yamamoto. “As the CMS leader in Japan by market share, we are confident in our ability to further augment our footprint into the U.S. by utilizing Sigmaways’ network, which we expect will add significant revenue in calendar year 2023. By acquiring Sigmaways, we will be able to develop software in-house at a lower cost instead of using outsourcing partners. Furthermore, we plan to cross-sell and upsell HeartCore solutions to our 800+ existing clients by utilizing Sigmaways’ development capabilities, whereas before we would rely on our partners to do the development work for us. We have already hit the ground running in jointly conducting business and look forward to completing the acquisition and further enhancing growth opportunities for both entities in 2023.”

“Furthermore, we remain extremely active on the Go IPO consulting end, as we are offering a white glove service to each of our four signed on clients and are continuing to receive significant inbound interest from prospective companies. In particular, with two of our Go IPO clients scheduled to go public over the coming months, we are expected to receive warrants as part of our contract, which would contribute significantly to our bottom line. Looking ahead into calendar year 2023, our goal is to help 10 companies through the Go IPO process and assist each of them reach the objective of becoming a publicly-traded entity.”

Third Quarter 2022 Financial Results

Revenues were $1.9 million compared to $3.5 million in the same period last year. The decrease in revenues was due to a decrease in sales of on-premise software, and primarily because of an accounting based principle around an important customer that renewed its software license in July 2021. The five-year term customer renewal had its total contract recognized as revenue in the third quarter of 2021. On Yen-based sales, revenues decreased by 24% year-over-year.

Operating expenses increased to $2.3 million from $1.5 million in the same period last year. The increase was due to an increase in general and administrative expense. In particular, the increase resulted from an increase of hiring for the Go IPO Consulting Service and advertising.

Net loss attributable to HeartCore Enterprises, Inc. was $2.0 million, or $(0.11) per diluted share, compared to a net income attributable to HeartCore Enterprises, Inc. of approximately $186,000 or $0.01 per diluted share, in the same period last year. The net loss was primarily due to an increase in operating expenses and a decrease in revenues.

As of September 30, 2022, the Company had a cash and cash equivalents of $7.8 million compared to $3.1 million as of December 31, 2021.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860

HeartCore Enterprises, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the three months ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Revenues	$1,872,476	$3,470,510
Cost of revenues	1,543,256	1,786,125
Gross profit	329,220	1,684,385

Operating expenses:
Selling expenses	771,496	79,438
General and administrative expenses	1,513,028	1,202,701
Research and development expenses	58,275	189,686
Total operating expenses	2,342,799	1,471,825

Income (loss) from operations	(2,013,579)	212,560

Other income (expenses):
Interest income	21,707	1,598
Interest expense	(10,500)	(6,695)
Other income	15,195	1,341
Other expenses	(2,826)	(3,933)
Total other income (expenses)	23,576	(7,689)

Income (loss) before income tax provision	(1,990,003)	204,871

Income tax expense (benefit)	(19,069)	13,522

Net income (loss)	(1,970,934)	191,349
Less: net income attributable to non-controlling interest	-	5,176
Net income (loss) attributable to HeartCore Enterprises, Inc.	$(1,970,934)	$186,173

Other comprehensive income (loss):
Foreign currency translation adjustment	128,705	(15,309)

Total comprehensive income (loss)	(1,842,229)	176,040
Less: comprehensive income attributable to non-controlling interest	-	4,770
Comprehensive income (loss) attributable to HeartCore Enterprises, Inc.	$(1,842,229)	$171,270

Net earnings (loss) per common share attributable to HeartCore Enterprises, Inc.
Basic	$(0.11)	$0.01
Diluted	$(0.11)	$0.01

Weighted average common shares outstanding
Basic	17,835,027	15,242,454
Diluted	17,835,027	15,515,943

HeartCore Enterprises, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$7,843,208	$3,136,839
Accounts receivable, net	621,345	960,964
Prepaid expenses	618,955	444,405
Due from related party	43,900	50,559
Loan receivable from employee	-	8,341
Other current assets	143,999	15,654
Total current assets	9,271,407	4,616,762

Non-current assets:
Property and equipment, net	199,329	261,414
Operating lease right-of-use assets	2,458,485	3,319,749
Deferred tax assets	242,358	297,990
Security deposits	221,460	278,237
Long-term loan receivable from related party	234,316	335,756
Loan receivable from employee, non-current	-	4,518
Other non-current assets	2,188	8,737
Total non-current assets	3,358,136	4,506,401

Total assets	$12,629,543	$9,123,163

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$445,752	$646,425
Accrued payroll and other employee costs	245,113	255,082
Due to related party	3,622	1,110
Current portion of long-term debts	622,937	849,995
Insurance premium financing	89,652	-
Operating lease liabilities, current	264,387	332,277
Finance lease liabilities, current	19,502	37,459
Income tax payables	1,867	10,919
Deferred revenue	1,386,559	1,690,917
Mandatorily redeemable financial interest	-	447,986
Other current liabilities	42,475	281,673
Total current liabilities	3,121,866	4,553,843

Non-current liabilities:
Long-term debts	1,133,945	1,871,580
Operating lease liabilities, non-current	2,259,284	3,076,204
Finance lease liabilities, non-current	3,573	23,861
Other non-current liabilities	124,963	156,627
Total non-current liabilities	3,521,765	5,128,272

Total liabilities	6,643,631	9,682,115

Shareholders’ equity (deficit):
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and December 31, 2021)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 18,999,276 and 15,819,943 shares issued; 17,649,886 and 15,546,454 shares outstanding as of September 30, 2022 and December 31, 2021, respectively)	1,899	1,554
Additional paid-in capital	18,220,206	3,350,779
Treasury shares, at cost (1,349,390 and 0 shares as of September 30, 2022 and December 31, 2021, respectively)	(3,500,000)	-
Accumulated deficit	(9,149,139)	(3,896,113)
Accumulated other comprehensive income (loss)	412,946	(15,172)
Total shareholders’ equity (deficit)	5,985,912	(558,952)
Total liabilities and shareholders’ equity (deficit)	$12,629,543	$9,123,163

HeartCore Enterprises, Inc.

Consolidated Statements of Cash Flows

	For the nine months ended September 30,
	2022	2021
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(5,253,026)	$414,826
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expenses	64,398	80,297
Amortization of debt issuance costs	3,051	4,358
Non-cash lease expense	207,549	254,848
Deferred income taxes	(5,843)	85,004
Share-based compensation	1,225,477	-
Changes in assets and liabilities:
Accounts receivable, net	168,021	(634,711)
Prepaid expenses	(56,553)	(177,880)
Other assets	(142,967)	34,568
Accounts payable and accrued expenses	(96,238)	684,960
Accrued payroll and other employee costs	59,059	63,126
Due to related party	3,098	-
Operating lease liabilities	(213,691)	(265,984)
Finance lease liabilities	(370)	(961)
Income tax payables	(7,704)	2,092
Deferred revenue	45,938	639,643
Other liabilities	(206,569)	55,064
Net cash flows provided by (used in) operating activities	(4,206,370)	1,239,250

Cash flows from investing activities:
Purchases of property and equipment	(41,672)	(24,675)
Advance and loan provided to related parties	-	(126,390)
Repayment of loan provided to related party	33,042	-
Net cash flows used in investing activities	(8,630)	(151,065)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance cost	13,602,554	-
Proceeds from issuance of common shares prior to initial public offering	220,572	-
Repurchase of common shares	(3,500,000)	-
Payments for finance leases	(29,051)	(42,941)
Proceeds from long-term debt	258,087	-
Repayment of long-term debts	(699,407)	(770,181)
Repayment of insurance premium financing	(298,886)	-
Payments for debt issuance costs	(1,030)	(3,033)
Payment for mandatorily redeemable financial interest	(430,489)	-
Net cash flows provided by (used in) financing activities	9,122,350	(816,155)

Effect of exchange rate changes	(200,981)	(239,423)

Net change in cash and cash equivalents	4,706,369	32,607

Cash and cash equivalents - beginning of the period	3,136,839	3,058,175

Cash and cash equivalents - end of the period	$7,843,208	$3,090,782

Supplemental cash flow disclosure:
Interest paid	$38,387	$22,100
Income taxes paid	$3,013	$9,738

Non-cash investing and financing transactions
Remeasurement of the lease liability and right-of-use asset due to lease modification	$-	$225,983
Payroll withheld as repayment of loan receivable from employees	$12,034	$9,399
Expense paid by related party on behalf of the Company	$-	$107,178
Reclassification of non-controlling interest to mandatorily redeemable financial interest	$-	$447,986
Liabilities assumed in connection with purchase of property and equipment	$17,731	$-
Share repurchase liability settled by issuance of common shares	$16	$-
Deferred offering costs recognized against the proceeds from the offering	$178,847	$-
Insurance premium financing	$388,538	$-